EXECUTION COPY

                            ADMINISTRATION AGREEMENT

                  Agreement  dated as of  October 1, 2001 by and  between  State
Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and Met Investors Series Trust, a Delaware business trust (the "Trust").

                  WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

                  WHEREAS, the Trust desires to retain the Administrator to furnish certain administrative services to the Trust, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.       APPOINTMENT OF ADMINISTRATOR

                  The  Trust  hereby  appoints  the   Administrator  to  act  as
administrator with respect to the Trust for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

                  The Trust will initially consist of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement. In the event that the Trust establishes one or more additional Investment Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Trust shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trust and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Trust and the Administrator at the time of the addition of the Investment Fund.

2.       DELIVERY OF DOCUMENTS

                  The Trust will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

          a.   The Trust's Agreement and Declaration of Trust and by-laws;

          b. The Trust's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Trust's Prospectus(es) and Statement(s) of Additional Information relating to all Investment Funds and all amendments and supplements thereto as in effect from time to time;

          c. Certified copies of the resolutions of the Board of Trustees of the Trust (the "Board") authorizing (1) the Trust to enter into this Agreement and (2) certain individuals on behalf of the Trust to (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

          d. A copy of the investment advisory agreement between the Trust and its investment adviser; and

          e.   Such  other   certificates,   documents  or  opinions  which  the
               Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.       REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

                  The Administrator represents and warrants to the Trust that:

               a.   It is a  Massachusetts  trust  company,  duly  organized and
                    existing   under   the   laws   of   The   Commonwealth   of
                    Massachusetts;

               b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

               c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

               d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

               e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.       REPRESENTATIONS AND WARRANTIES OF THE TRUST

                  The Trust represents and warrants to the Administrator that:

               a. It is a business trust, duly organized, existing and in good standing under the laws of the State of Delaware;

               b. It has the power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

               c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

               d. It is an investment company properly registered under the 1940 Act;

               e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. The Trust also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Trust offers or sells its shares have been made;

               f. No legal or administrative proceedings have been instituted or threatened which would impair the Trust's ability to perform its duties and obligations under this Agreement;

               g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Trust or any law or regulation applicable to it; and

               h. As of the close of business on the date of this Agreement, the Trust is authorized to issue an unlimited number of shares of beneficial interest.

5.       ADMINISTRATION SERVICES

                  The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Trust and the review and comment by the Trust's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Trust and the Administrator:

               a. Oversee the determination and publication of the Trust's net asset value in accordance with the Trust's policy as adopted from time to time by the Board;

               b. Oversee the maintenance by the Trust's custodian of certain books and records of the Trust as required under Rule 31a-1(b) of the 1940 Act;

               c. Prepare the Trust's federal, state and local income tax returns for review by the Trust's independent accountants and execution by the Trust's treasurer; file the Trust's federal, state and local income tax returns;

               d. Review calculation, submit for approval by officers of the Trust and arrange for payment of the Trust's expenses;

               e. Prepare for review and approval by officers of the Trust financial information for the Trust's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Trust shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

               f. Prepare for review by an officer of and legal counsel for the Trust the Trust's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

               g. Prepare reports relating to the business and affairs of the Trust as may be mutually agreed upon and not otherwise prepared by the Trust's investment adviser, custodian, legal counsel or independent accountants;

               h.   Make  such   reports  and   recommendations   to  the  Board
                    concerning the performance of the independent accountants as the Board may reasonably request;

               i. Make such reports and recommendations to the Board concerning the performance and fees of the Trust's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

               j. Oversee and review calculations of fees paid to the Trust's investment adviser, custodian and Transfer Agent;

               k. Consult with the Trust's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Trust;

               l. Respond to, or refer to the Trust's officers or Transfer Agent, shareholder inquiries relating to the Trust;

               m. Provide periodic testing of portfolios to assist the Trust's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Trust prospectus limitations as may be mutually agreed upon;

               n.   Review and provide assistance on shareholder communications;

               o.   Maintain general corporate calendar;

               p. Maintain copies of the Trust's Agreement and Declaration of Trust and by-laws;

               q. File annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of "President's letters" to shareholders and "Management's Discussion of Trust Performance" (which shall also be subject to review by the Trust's legal counsel);

               r.   Organize,   attend  and  prepare   minutes  of   shareholder
                    meetings;

               s. Provide consultation on regulatory matters relating to portfolio management, Trust operations and any potential changes in the Trust's investment policies, operations or structure; act as liaison to legal counsel to the Trust and, where applicable, to legal counsel to the Trust's independent Board members;

               t. Prepare performance information such as before and after-tax total returns;

               u. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Trust, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

               v. Develop or assist in developing guidelines and procedures to improve overall compliance by the Trust and its various agents;

               w. Counsel and assist the Trust in the handling of routine regulatory examinations and work closely with the Trust's legal counsel in response to any non-routine regulatory matters;

                  Subject to review and comment by the Trust's legal counsel:

               x. Prepare for filing with the SEC amendments to the Trust's registration statement, including updating the Prospectus and Statement of Additional Information, where applicable;

               y. Prepare for filing with the SEC proxy statements; provide consultation on proxy solicitation matters;

               z. Prepare agenda and background materials for Board meetings, make presentations where appropriate, prepare minutes and follow-up on matters raised at Board meetings;

               aa.  Prepare and file with the SEC Rule 24f-2 notices; and

               bb.  Supply the Trust with officers, as necessary.

The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

6.       FEES; EXPENSES; EXPENSE REIMBURSEMENT

                  The   Administrator   shall   receive   from  the  Trust  such
compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable promptly after receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Trust shall reimburse the Administrator for its out-of-pocket costs incurred in connection with this Agreement, as may be agreed to by the parties from time to time.

                  The Trust agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Trust through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Trust's behalf at the Trust's request or with the Trust's consent.

                  The Trust will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Trust, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this
Agreement); cost of any services contracted for by the Trust directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Trust; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (excluding preparation as provided in Section 5x) and EDGAR filing, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Trust, other than employees of the Administrator; costs incidental to the preparation (excluding preparation as provided in Section 5w) and EDGAR filing, printing and distribution of the Trust's registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation (excluding preparation as provided in Section 5) and filing of the Trust's tax returns, Form N-1A or N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Trust's net asset value.

         The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Trust for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.       INSTRUCTIONS AND ADVICE

                  At any time, the Administrator may apply to any officer of the Trust for instructions and may consult with its own legal counsel at its own expense or outside counsel for the Trust or the independent accountants for the Trust at the expense of the Trust, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Trust, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document reasonably believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Trust. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.       LIMITATION OF LIABILITY AND INDEMNIFICATION

                  The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability in respect of any loss, damage or expense suffered by the Trust insofar as such loss, damage or expense arises from the performance of the Administrator's duties hereunder in reliance upon records that were maintained for the Trust by entities other than the Administrator prior to the Administrator's appointment as administrator for the Trust. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the bad faith, negligence, willful misconduct or reckless disregard of the duties and obligations of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement. In any event, for any liability or loss suffered by the Trust including, but not limited to, any liability relating to qualification of the Trust as a regulated investment company or any liability relating to the Trust's compliance with any federal or state tax or securities statute, regulation or ruling, the Administrator's liability under this Agreement shall be limited to such amount as may be agreed upon from time to time between the parties hereto.

                  Except as may arise from the Administrator's bad faith, negligence, willful misconduct or reckless disregard of its duties and obligations under this Agreement, the Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

                  The Trust shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Trust, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own bad faith, negligence, willful misconduct or reckless disregard of their duties and obligations.

                  The Trust will be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any liability subject to the indemnification provided above. In the event the Trust elects to assume the defense of any such suit and retain counsel, the Administrator or any of its affiliated persons, named as defendant or defendants in the suit, may retain additional counsel but shall bear the fees and expenses of such counsel unless (i) the Trust shall have specifically authorized the retaining of such counsel or (ii) the Administrator shall have determined in good faith that the retention of such counsel is required as a result of a conflict of interest.

                  The   indemnification   contained  herein  shall  survive  the
termination of this Agreement.

9.       CONFIDENTIALITY

                  The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Trust or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Trust.

10.      COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

                  The Trust assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

                  In compliance  with the  requirements  of Rule 31a-3 under the
1940 Act, the Administrator agrees that all records which it maintains for the Trust shall at all times remain the property of the Trust, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Trust pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11.      SERVICES NOT EXCLUSIVE

                  The services of the Administrator to the Trust are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trust from time to time, have no authority to act or represent the Trust in any way or otherwise be deemed an agent of the Trust.

12.      TERM, TERMINATION AND AMENDMENT

                  (a) This Agreement shall become effective on the date first written above and shall remain in full force and effect until December 31, 2002 and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the initial term.

                  (b) Either party may terminate this Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund.

                  (c) If this Agreement is terminated as to any additional Investment Fund, or if any such additional Investment Fund is closed, in each case within three (3) years of such additional Investment Fund being added to the list of Investment Funds on Schedule A, then such additional Investment Fund shall repay any previously waived minimum fees to the Administrator.

                  (d) Upon termination of this Agreement, the Trust shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

                    (e) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.      NOTICES

     Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Trust: Met Investors Series Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, Attn: Elizabeth M. Forget, fax: (212) 578-2077; if to the Administrator:
State Street Bank and Trust Company, One Federal Street, 9th Floor, Boston, Massachusetts 02206-5049, Attn: Fund Administration Legal Department, fax:
617-662-3805.

14.      NON-ASSIGNABILITY

                  This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party.

15.      SUCCESSORS

                  This Agreement shall be binding on and shall inure to the benefit of the Trust and the Administrator and their respective successors and permitted assigns.

16.      ENTIRE AGREEMENT

                  This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.      WAIVER

                  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.      SEVERABILITY

                  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.      GOVERNING LAW

                  This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.      REPRODUCTION OF DOCUMENTS

                  This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21.      TRUST MATTERS

                  The words "Met Investors Series Trust" and "Trustees" or "Board of Trustees" used herein refer respectively to the Trust created and the Trustees, as trustees of the Trust but not individually or personally acting from time to time under an Agreement and Declaration of Trust dated July 27, 2000 which is hereby referred to and a copy of which is on file at the office of the Secretary of State of the State of Delaware and at the principal office of the Trust. The obligations of "Met Investors Series Trust" entered into the name or on behalf thereof by any of the Trustees, officers, representatives or agents of the Trust are made not individually, but in such capacities, and are not binding upon any of the Trustees, shareholders, officers, representatives or agents of the Trust personally, but bind only the Trust property, and all persons dealing with any class of shares of the Trust must look solely to the Trust property belonging to such class for the enforcement of any claims against the Trust.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

                           MET INVESTORS SERIES TRUST

                           By:
                                    --------------------------------------------
                           Name:    Elizabeth M. Forget
                           Title:   President

                           STATE STREET BANK AND TRUST COMPANY

                           By:
                                    --------------------------------------------
                           Name:    Kathleen C. Cuocolo
                           Title:   Executive Vice President

MET INVESTORS SERIES TRUST
ADMINISTRATION AGREEMENT


                                   SCHEDULE A

         Listing of Investment Funds

J.P. Morgan Quality Bond Fund
J.P. Morgan Small Cap Stock
J.P. Morgan Enhanced Index
J.P. Morgan Select Equity
J.P. Morgan International Equity
Lord Abbett Bond Debenture
Lord Abbett Mid-Cap Value
Lord Abbett Developing Growth
Lord Abbett Growth and Income
Lord Abbett Growth Opportunities
Firstar Balanced
Firstar Equity Income
Firstar Growth and Income
BlackRock Equity
BlackRock U.S. Government Income
PIMCO Total Return
PIMCO Money Market
PIMCO Innovation
MFS Mid Cap Growth
MFS Research International
Met/Putnam Research
Janus Aggressive Growth
Oppenheimer Capital Appreciation
Met/AIM Mid Cap Equity
Met/AIM Small Cap Growth
State Street Research Concentrated International

                       STATE STREET BANK AND TRUST COMPANY


                    FUND ADMINISTRATION COMPLEX FEE SCHEDULE
                                       FOR
                           MET INVESTORS SERIES TRUST



I.       FEES FOR FUND ADMINISTRATION SERVICES:
         The following fee schedule is for full-administration services for Met Investors Series Trust. These services include: Daily Accounting Oversight, IRS / SEC Compliance, Financial Reporting, Expense Budgeting & Bill Processing, Board Reporting, Tax Reporting, Blue Sky and Legal support, as described in the Administration Agreement. For these services the Funds will be charged according to the following fee schedule:
                                                     Annual Fee
 Average Assets                       Expressed in Basis Points: 1/100 of 1%
 ------------------                   --------------------------------------

 First $100 Million / Fund                             5.00
 Next $100 Million / Fund                              2.00
 Thereafter                                            1.00
 Minimum / Fund                                        $50,000

         For each additional fund beyond the original 23 funds, Fund Administration will waive the fund minimum fee until the new funds have completed their first 12 months of operations. If any such additional fund is closed or if this Agreement is terminated with respect to such additional fund, in either case within three (3) years of such additional Investment Fund being added to the list of Investment Funds on Schedule A, then such additional fund shall repay any previously waived minimum fees to the Administrator.

         Fund Fees:
         Fees will be calculated by multiplying each average asset break point in the above schedule by the total number of funds only to determine the break points used in the schedule (i.e., 23 funds at $100 million or $2.3 billion at 5.00 basis points etc...). Total net assets of all Funds will be used to calculate the fee by multiplying the net assets of the Funds by the basis point fees in the above schedule. The minimum fee will be calculated by multiplying the minimum fee by the number of Funds to arrive at the total minimum fee. The greater of the basis point fee or the total minimum fee will be accrued to each Fund based on the pro-rata total net asset value of each Fund.

II.        Multiple Classes of Shares
         An additional annual fee will be applied for certain classes based on the following table:

         First class of shares      $     0
         Second class of shares     $10,000
         Thereafter                 $ 5,000

III.     OUT OF POCKET EXPENSES - Include, But May Not Be Limited To:
o        Legal fees, audit fees and other professional fees
o        Postage and supplies related to Fund records
o        Travel and lodging for Board and Operations meetings
o Preparation of financial statements other than Annual and Semi-Annual Reporting, $3,000 per financial report.

IV.      SPECIAL ARRANGEMENTS
         Fees for activities of a non-recurring nature such as reorganizations, and/or preparation of special reports will be subject to negotiation. Fees for a change in fund structure (i.e., Core and Feeder) are subject to negotiation.

V.       TERM OF THE CONTRACT
         The parties agree that this fee schedule shall remain in effect until December 31, 2002 and from year to year thereafter until it is revised as a result of negotiations initiated by either party.

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------------------------------------------------- -------------------------------------------
MET INVESTORS SERIES TRUST                        STATE STREET BANK AND TRUST COMPANY
BY:           ____________________________        By:       __________________________
Name:         Elizabeth M. Forget                 Name:     Kathleen C. Cuocolo
Title:        President                           Title:    Executive Vice President
Date:                                             Date:
------------- ----------------------------------- --------- ----------------------------------

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